                                                                  Exhibit 10.8


   AMENDMENT NO. 2 TO AMENDED AND RESTATED MOTOR VEHICLE INSTALLMENT CONTRACT
                           LOAN AND SECURITY AGREEMENT

      This Amendment is entered into this 9th day of September, 1998 by and between General Electric Capital Corporation, a New York corporation ("Lender"); and Ugly Duckling Corporation, successor in interest to Ugly Duckling Holdings, Inc. ("Ugly Duckling"), a Delaware corporation; Duck Ventures, Inc. ("Ventures"), an Arizona corporation; Champion Acceptance Corporation ("CAC") formerly known as Ugly Duckling Credit Corporation; an Arizona corporation; Ugly Duckling Car Sales, Inc. ("Sales"); an Arizona corporation; Champion Financial Services, Inc. ("Champion"), an Arizona corporation; Ugly Duckling Car Sales Florida, Inc. ("Car Sales Florida"), a Florida corporation; Ugly Duckling Car Sales Texas, L.L.P. ("Car Sales Texas"), an Arizona limited liability partnership; Ugly Duckling Car Sales New Mexico, Inc. ("Car Sales New Mexico"), a New Mexico corporation; Ugly Duckling Car Sales California, Inc. ("Car Sales California"), a California corporation; and Ugly Duckling Car Sales Georgia, Inc. ("Car Sales Georgia"), a Georgia corporation (collectively referred to herein as "Borrower").

                                    RECITALS

      A. Borrower and Lender entered into an Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement dated as of August 15, 1997, as amended (the "Agreement") pursuant to which Lender agreed to make Advances to Borrower on the terms and conditions set forth in the Agreement.

      B. Borrower and Lender desire to amend certain provisions of the Agreement pursuant to the terms set forth in this Amendment.

      In consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

      1. Defined Terms. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the same meaning given to such term(s) in the Agreement.

      2. Amendments to Agreement. Effective as of the date hereof, the Agreement is hereby amended as follows:

(a) Adjusted Pre-tax Income. The definition of "Adjusted Pre-tax Income" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "ADJUSTED PRE-TAX INCOME: Income before taxes minus non-cash gain-on-sale of assets plus amortization of non-cash gain-on-sale of assets."

      (b) Average Charge-Off Losses. The definition of "Average Charge-Off Losses" in Section 16.0 of the Agreement is hereby amended in its entirety to read as follows:

      "AVERAGE CHARGED-OFF LOSSES: (A) with respect to all Contracts, the Accounting Period average of the Charged-Off Losses of all Contracts for any six (6) consecutive Accounting


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Periods; provided that, until the first six (6) Accounting Periods have expired, the Average Charged-Off Losses shall be the Accounting Period average of the Charged-Off Losses for the Accounting Periods which have expired; and

       (B) with respect to Managed Portfolio Contracts, the Accounting Period average of the Charged-Off Losses of all Managed Portfolio Contracts for any three (3) consecutive Accounting Periods; provided that, until the first three
  (3) Accounting Periods have expired, the Average Charged-Off Losses shall be the Accounting Period average of the Charged-Off Losses for the Accounting Periods which have expired.

      (c) Borrowing Base. The definition of "Borrowing Base" in Section 16.0 of the Agreement is hereby amended in its entirety to read as follows:

            "BORROWING BASE: the amount equal to the lesser of (i) One Hundred Twenty-five Million Dollars ($125,000,000.00) minus the Guaranty Liability, or
  (ii) an amount equal to (A) sixty five percent (65%) of the Outstanding Principal Balance of all Originated Eligible Contracts (but not to exceed one hundred fifteen percent (115%) of the NADA average wholesale Black Book value for all such Contracts in the aggregate) during the time they are included in the Borrowing Base pursuant to Section 3.1; plus (B) eighty-six percent (86%) of the Outstanding Principal Balance of all Champion Eligible Contracts (but not to exceed one hundred seven percent (107%) of wholesale Kelly Blue Book for all such Contracts in the aggregate) during the time they are included in the Borrowing Base pursuant to Section 3.1; plus (C) seventy-five percent (75%) of the Outstanding Principal Balance of all Seminole Eligible Contracts during the time they are included in the Borrowing Base pursuant to Section 3.1; plus (D) the Inventory Advance Value. At Lender's sole and absolute discretion and Borrower's request, Lender may agree to include Bulk Purchase Contracts as part of the Borrowing Base hereunder. The amount of advance against Bulk Purchase Contracts, if any, shall be at Lender's sole and absolute discretion. With respect to section (ii) (A) of this definition, compliance with the parenthetical test based on Black Book values shall be measured by Lender's sample of 100 or more Contracts and not on a Contract-by-Contract basis."

      (d) Cash Flow Based Interest Coverage Ratio. The definition of "Cash Flow Based Interest Coverage Ratio" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "CASH FLOW BASED INTEREST COVERAGE RATIO: Adjusted Pre-tax Income plus interest expense minus taxes paid, divided by interest expense."

      (e) Champion Eligible Contract: The definition of "Champion Eligible Contract" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "CHAMPION ELIGIBLE CONTRACT: an Eligible Contract which was purchased by Champion Financial Services, Inc. from a Dealer who was not a Borrower entity or an Affiliate of Borrower."

      (f) Credit Line: The definition of Credit Line shall be hereby amended in its entirety to read as follows:

      "CREDIT LINE: One Hundred Twenty-five Million Dollars ($125,000,000.00)."


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      (g) Eligible Vehicle: The definition of "Eligible Vehicle" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "ELIGIBLE VEHICLE: a Motor Vehicle (i) which Borrower has purchased for at least $1,500 and not more than $6,000; (ii) which has been in Borrower's possession for no more than 120 days; (iii) which has not been repossessed by Borrower (unless subsequently re-purchased at auction); (iv) for which Borrower holds in its possession the title and purchase documentation, provided, however, that, if all other criteria for Eligible Vehicles is met, Motor Vehicles may be held in Borrower's possession for 30 days without title documentation; and (v) is not subject to any lien, encumbrance or security interest of any kind other than the interest of Lender as granted hereunder or any other agreement with Lender.

      (h) Eligible Vehicle Advance Value: The definition of "Eligible Vehicle Advance Value" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "ELIGIBLE VEHICLE ADVANCE VALUE: for each Eligible Vehicle in Borrower's inventory, 58% of the purchase price paid by Borrower for the Motor Vehicle."

      (i) Facility: The definition of "Facility" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "FACILITY: the Installment Contract Facility or the Inventory Facility, as applicable."

      (j) Installment Contract Facility: The definition of "Installment Contract Facility" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "INSTALLMENT CONTRACT FACILITY: the loan Facility described in Section 2.1(A) herein."

      (k) Inventory Advance Value: The definition of "Inventory Advance Value" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "INVENTORY ADVANCE VALUE: the lesser of (i) Twenty Million Dollars ($20,000,000.00); (ii) the cumulative Eligible Vehicle Advance Value for all Eligible Vehicles in Borrower's inventory; (iii) an amount equal to the Borrowing Base minus the amount outstanding under the Installment Contract Facility or (iv) 65% of the cumulative NADA average wholesale Black Book value for Borrower's inventory of Motor Vehicles (compliance with which shall be measured by Lender's sample of 100 or more Contracts and not on a Contract-by-Contract basis)."

      (l) Inventory Facility: The definition of "Inventory Facility" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "INVENTORY FACILITY: the loan Facility described in Section 2.1(B) herein."

      (m) Line Fee. The definition of Line Fee is hereby amended in its entirety to read as follows:


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      "LINE FEE: the fee payable annually by Borrower to Lender equal to one quarter of one percent (.25%) times the Credit Line. The maximum amount of Line Fee payable shall be Three Hundred Twelve Thousand Five Hundred Dollars ($312,500.00)."

      (n) Loan Availability: The definition of "Loan Availability" in Section
16.0 of the Agreement is hereby amended in its entirety to read as follows:

      "LOAN AVAILABILITY: as to the Installment Contract Facility, the amount by which the Borrowing Base exceeds the Loan; as to the Inventory Facility, the amount of the Inventory Advance Value."

      (o) Managed Portfolio Contracts. The definition of "Managed Portfolio Contracts" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "MANAGED PORTFOLIO CONTRACTS: Installment contracts, serviced by Borrower, which were originated or purchased by Borrower, including but not limited to those contracts which have been subsequently sold to a third party, with the servicing retained by Borrower and with a residual interest in the installment contracts held by Borrower."

      (p) Managed Portfolio Deferral Rate. The definition of "Managed Portfolio Deferral Rate" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "MANAGED PORTFOLIO DEFERRAL RATE: The total number of any payment or due date changes made to Managed Portfolio Contracts in a calendar month, which increases the term of the installment loan obligation by up to 30 days, or delays payment of a contractual payment by up to 30 days, divided by the number of Managed Portfolio Contracts at the end of that calendar month. To the extent that a payment or due date change increases the term of the installment loan by more than 30 days but less than 60 days, it will be considered to be two (2) changes."

      (q) Managed Portfolio Leverage Ratio. The definition of "Managed Portfolio Leverage Ratio" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "MANAGED PORTFOLIO LEVERAGE RATIO: Borrower's on-book liabilities which are not unconditionally subordinated to Lender, plus amount owed by any bankruptcy-remote subsidiary via associated securitization trusts to unaffiliated bondholders or certificate holders which are not included in Borrower's on-book liabilities (including amounts owed to any bondholders who may not have any legal recourse to any non-bankruptcy remote subsidiaries), divided by Net Worth of Borrower."

      (r) Originated Eligible Contract: The definition of "Originated Eligible Contract" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "ORIGINATED ELIGIBLE CONTRACT: an Eligible Contract which was originated by any Borrower entity which is a Dealer."


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      (s) Rolling Average Managed Portfolio Deferral Rate: The definition of
"Rolling Average Managed Portfolio Deferral Rate" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "ROLLING AVERAGE MANAGED PORTFOLIO DEFERRAL RATE: the average of the Managed Portfolio Deferral Rates for any three (3) consecutive Accounting Periods; provided that, until the first three (3) Accounting Periods have expired, the Rolling Average Managed Portfolio Deferral Rate shall be the average of the Managed Portfolio Deferral Rate for the Accounting Periods which have expired.

      (t) Rolling Average Managed Portfolio Delinquency: The definition of Rolling Average Managed Portfolio Delinquency shall be hereby amended in its entirety to read as follows:

      "ROLLING AVERAGE MANAGED PORTFOLIO DELINQUENCY: the average of the Managed Portfolio Delinquency Measurements for any three (3) consecutive Accounting Periods; provided that, until the first three (3) Accounting Periods have expired, the Rolling Average Managed Portfolio Delinquency shall be the average of the Managed Portfolio Delinquency Measurements for the Accounting Periods which have expired."

      (u) Seminole Eligible Contract: The definition of "Seminole Eligible Contract" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "SEMINOLE ELIGIBLE CONTRACT: an Eligible Contract which was purchased by Borrower from Seminole Finance."

      (v) Termination Fee. The definition of "Termination Fee" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

      "TERMINATION FEE: Two Hundred Thousand Dollars ($200,000.00)."

      (w) Year 2000 Compliant: The definition of "Year 2000 Compliant" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

             "YEAR 2000 COMPLIANT. With respect to each Borrower entity:

1. The operating systems for Borrower's computers, all software applications that run on Borrower's computers, all Borrower's facilities, machinery and equipment and Borrower's products and services (collectively, "Products and Services") accurately process, provide and/or receive date/time data (including without limitation events and data in the twentieth and the twenty-first centuries and the years 1999 and 2000), including leap year calculations, and

2. Neither the performance nor the functionality nor Borrower's supply of Products and Services will be affected materially and adversely (as determined in Lender's sole judgment) by dates/times prior to, on, after, or spanning January 1, 2000. In particular, but without limitation, (1) the design and performance of the Products and Services shall include, without limitation, proper date/time data century recognition, proper recognition of April 9, 1999, September 9, 1999, December 31, 1999, January 1, 2000, January 3, 2000, January 10,


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   2000, January 31, 2000, February 29, 2000, March 31, 2000, October 10, 2000,
   December 31, 2000, January 1, 2001, and December 31, 2001, and proper recognition of Leap Years calculations, proper same century and multi-century formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that properly reflect the century, 1999, and 2000; and

3. No value for date/time will cause any materially adverse error (as determined in Lender's sole judgment), interruption, or decreased performance in or for such Products and Services; and

4. All manipulations of date and time related data (including, but not limited to, calculating, comparing, sequencing, processing, and outputting) will produce correct results for all valid dates and times, including when used in combination with other products, services, and/or items; and

5. Date/time elements in interfaces and data storage will specify the century and date/time data so as to eliminate date ambiguity without human intervention, including Leap Year calculations/data, (5) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element; and

6. Authorization codes, passwords, and purge functions shall operate normally and in the same manner in which they function with respect to expiration dates and CPU serial numbers, and

7. Neither Borrower's supply of Products and Services nor Borrower's business, Borrower's operations nor Borrower's financial condition into and out of Borrower's company will not be interrupted, delayed, decreased, or otherwise materially adversely affected (as determined in Lender's reasonable sole judgment) by dates prior to, on, after, or spanning January 1, 2000."


      (x) Single Loan. Section 2.0 of the Agreement is hereby amended in its entirety to read as follows:

                  "Section 2.0. SINGLE LOAN. All Advances by Lender to Borrower
            under Section 2.1(A) and 2.1(B) shall constitute one loan and all indebtedness and obligations of Borrower to Lender under the Loan Documents shall constitute an obligation secured by Lender's security interest in all of the Collateral. In no event shall the Loan exceed One Hundred Twenty-five Million ($125,000,000.00). Borrower's obligation to pay the Loan is evidenced by this Agreement. Borrower shall pay Lender when due all Indebtedness in accordance with the terms of this Agreement whether or not Borrower has executed a promissory note. The actual amount Borrower is obligated to pay Lender hereunder shall be determined by this Agreement and the records of Lender, regardless of the terms of any promissory note. Any promissory note executed in connection with the Indebtedness need not be amended to reflect changes made to this Agreement."

      (y) Loan Facilities. Section 2.1 of the Agreement is hereby amended in its entirety to read as follows:


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
                  "Section 2.1. LOAN FACILITIES.

(A) INSTALLMENT CONTRACT FACILITY. Subject to all of the terms and conditions of this Agreement, Lender agrees to loan funds up to One Hundred Twenty-five Million ($125,000,000.00) to Borrower against Eligible Contracts and Eligible Inventory from time to time in a series of Advances during the term of this Agreement. Funds may be borrowed, repaid and reborrowed on a revolving basis subject to the terms and conditions set forth in this Agreement, provided that the amount outstanding under the Installment Contract Facility shall not at any time exceed the Borrowing Base.

(B) INVENTORY FACILITY. Subject to all of the terms and conditions of this Agreement, Lender agrees to loan funds up to Twenty Million ($20,000,000.00) to Borrower against Eligible Inventory from time to time in a series of Advances during the term of this Agreement. Funds may be borrowed, repaid and reborrowed on a revolving basis subject to the terms and conditions set forth in this Agreement, provided that the Loan shall not at any time exceed the Inventory Advance Value."


      (z) General Interest Rate and Fees. Section 2.2. of the Agreement is hereby amended to add a new sub-section 2.2.(D) as follows:

            "(D) Borrower shall pay to Lender the Termination Fee in the event that Borrower prepays the Loan (other than as a result of Lender's acceleration due to an Event of Default) in full prior to the end of the Initial Term."

      (aa) Loan Term: Right to Terminate. Section 2.3. of the Agreement is hereby amended in its entirety to read as follows:

            "LOAN TERM; RIGHT TO TERMINATE. Unless sooner terminated as hereinafter provided, this Agreement shall terminate on June 30, 2000 (the "Initial Term") and may be renewed by agreement of the parties for one additional year (if any, the "Renewal Term"). The Agreement shall terminate without any notice requirement at the end of the Renewal Term if not renewed or extended by written agreement of all parties. Upon the occurrence of an Event of Default, Lender may, without prior notice to Borrower, immediately terminate this Agreement. A prepayment in full of the Loan shall be a termination of this Agreement. Notwithstanding termination of this Agreement in any manner, the Indebtedness shall be payable in accordance with this Agreement, and all rights and remedies granted to Lender hereunder or pursuant to applicable law shall continue until all obligations of Borrower to Lender have been fully paid and performed."

      (bb) Procedure for Borrowing. Section 3.2.(A) of the Agreement is hereby amended in its entirety to read as follows:


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            "Section 3.2. PROCEDURE FOR BORROWING. (A) Borrower shall designate under which Facility it is requesting an Advance. If no Facility is specified by Borrower at the time of the request, then Lender may, at its option, (i) designate the Facility under which the Advance shall be made, or (ii) request a designation from Borrower. The first Advance shall not exceed the Borrowing Base. Subsequent Advances shall not be made more frequently than daily. Each subsequent Advance shall not exceed the applicable Loan Availability determined at Lender's election either as of the end of the most recent Accounting Period for which Lender has received the monthly reports required by Section 5.1 (C), or, as of such other date thereafter designated by Lender. Lender is not obligated to make an Advance if the amount available or requested is less than Twenty-Five Thousand Dollars ($25,000.00). Lender is not obligated to make an Advance unless Borrower provides Lender with sufficient information to calculate the Loan Availability. Lender's use of the information provided by Borrower to determine the amount available for Advances is not an admission by Lender as to the accuracy of the information, and Lender reserves the right to verify the information and redetermine the amount available for Advances."


      (cc) Financial Condition. Section 13.6 of the Agreement is amended in its entirety to read as follows:

      "FINANCIAL CONDITION. (A) Borrower shall not allow its Debt Ratio to exceed 2.2:1.

(B) Borrower shall maintain a Net Worth of (i) One Hundred Million Dollars ($100,000,000.00) at all times prior to and including December 31, 1998;
    (ii) One Hundred Ten Million Dollars ($110,000,000.00) from January 1, 1999 until December 31, 1999; and (iii) On Hundred Thirty Million Dollars ($130,000,000.00) from January 1, 2000 until January 1, 2001. If Borrower is in default of any securitized tranche/trust, Net Worth shall be reduced by the residual value associated with the defaulted securitization.

(C) Borrower shall maintain Interest Coverage of at least 1.5.

(D) Borrower shall maintain a Cash Flow Based Interest Coverage Ratio of at least 1.75. (E) Borrower's Rolling Average Delinquency shall not exceed 8.5%.

(F) Borrower's three-month Rolling Average Managed Portfolio Delinquency shall not exceed 10%.

(G) Borrower's Average Charged-Off Losses shall not exceed 1.75%.

(H) Borrower's Average Charged-Off Losses for all Managed Portfolio Contracts shall not exceed 2.75%.

(I) Borrower's Managed Portfolio Leverage Ratio shall not exceed: (i) 3.5:1 from the effective date of Amendment No. 2 until the 1-year anniversary of the effective date of Amendment No. 2; and (ii) 4.0:1 thereafter.

(J) Borrower's Rolling Average Managed Portfolio Deferral Rate shall not exceed 2.25.

(K) Lender may, in its sole discretion, amend the Rolling Average Delinquency on an annual basis.

(L) Borrower shall notify Lender in writing, promptly upon its learning thereof of any material adverse change in the financial condition of Borrower, Validity of Collateral Guarantor, or Guarantor.

(M) Borrower shall provide Lender a monthly report on Borrower's Motor Vehicle inventory detailing Borrower's purchase price for all such inventory, which shall be received by Lender by the 15th of each calendar month.


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
      (dd) Year 2000 Compliant. A new Section 13.16 is added to the Agreement as follows:

      "Section 13.16. YEAR 2000 COMPLIANT. (A) Borrower shall provide Lender with monthly reports, in form and substance reasonably acceptable to Lender, detailing each Borrower entities progress in becoming Year 2000 Compliant; and

      (B) Borrower shall be Year 2000 Compliant, as determined in Lender's reasonable sole judgment, no later than March 31, 1999."


3.  Condition Precedent To Effectiveness Of Certain Portions Of Amendment No. 2.

      (A) Anything set forth herein notwithstanding, the modifications and additions to the Agreement contained in Paragraph 2 (c), (f), (x), (y), (bb) of this Amendment (the "Increase Amendments") shall not become effective as part of the Agreement until (i) Lender receives proof acceptable to it in its sole judgment, that all Post Office Boxes into which Remittances are received are held in the name of Harris Bank, as agent or trustee for Lender; and (ii) The Second Amendment to Master Depository Accounts and Post Office Boxes And Agency Agreement dated August 28, 1998 (attached hereto as Exhibit A), has been executed and remains in place.

      (B) Prior to (i) the satisfaction of the condition set forth in Paragraph 3(A) above and (ii) October 15, 1998, and without limiting or modifying the provisions of Paragraph 3(A) above except as expressly set forth herein, Lender will advance up to a maximum of Ten Million Dollars ($10,000,00.00) against and to the extent that Borrower's Motor Vehicle inventory would be considered "Eligible Vehicles" as set forth in Amendment No. 2. Any amounts advanced by Lender pursuant to this paragraph shall be Indebtedness under the Agreement and shall be secured by all Collateral set forth therein without regard to any nullification of any part Amendment No. 2 as set forth in paragraph 3(C) below.

      (C) In the event that the conditions set forth in Paragraph 3(A) are not satisfied by October 15, 1998, then (i) the Increase Amendments shall become null and void and shall be deemed stricken from this Amendment No. 2; and (ii) any amounts advanced by Lender pursuant to Paragraph 3(B) above shall become immediately due and payable and the failure of Borrower to repay any such Advances within two (2) Business Days of notice by Lender shall be an Event of Default under the Agreement.

            4. Incorporation of Amendment: The parties acknowledge and agree that this Amendment is incorporated into and made a part of the Agreement, the terms and provisions of which, unless expressly modified herein, or unless no longer applicable by their terms, are hereby affirmed and ratified and remain in full force and effect. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Agreement, the terms and provisions of this Amendment shall control. Each reference to the Agreement shall be a reference to the Agreement as amended by this Amendment. This Amendment, taken together with the unamended provisions of the Agreement which are affirmed and ratified by Borrower, contains the entire agreement among the parties regarding the transactions described herein and supersedes all prior agreements, written or oral, with respect thereto.

      5. Borrower Remains Liable. Borrower hereby confirms that the Agreement and each document executed by Borrower in connection therewith continue unimpaired and in full force and effect and shall cover and secure all of Borrower's existing and future obligations to Lender.

      6. Headings. The paragraph headings contained in this Amendment are for convenience of reference only and shall not be considered a part of this Amendment in any respect.

      7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona. Nothing herein shall preclude Lender from bringing suit or taking other legal action in any jurisdiction.

      8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of September 9, 1998.

GENERAL ELECTRIC CAPITAL
CORPORATION                               UGLY DUCKLING CAR SALES, INC.

By: /s/ Farhaan Hassan                    By: /s/ Gregory B. Sullivan
   ---------------------------------        ------------------------------------
Title: Account Executive                  Title: President
      ------------------------------          ----------------------------------


UGLY DUCKLING CORPORATION                 UGLY DUCKLING CAR SALES NEW
                                          MEXICO, INC.

By: /s/ Gregory B. Sullivan               By: /s/ Gregory B. Sullivan
   ---------------------------------        ------------------------------------
Title: President                          Title: President
      ------------------------------          ----------------------------------

DUCK VENTURES, INC.                       CHAMPION FINANCIAL SERVICES, INC.

By: /s/ Gregory B. Sullivan               By: /s/ Gregory B. Sullivan
   ---------------------------------        ------------------------------------
Title: President                          Title: President
      ------------------------------          ----------------------------------

CHAMPION ACCEPTANCE                       UGLY DUCKLING CAR SALES FLORIDA,
CORPORATION formerly known as UGLY        INC.
DUCKLING CREDIT CORPORATION

By: /s/ Gregory B. Sullivan               By: /s/ Gregory B. Sullivan
   ---------------------------------        ------------------------------------
Title: President                          Title: President
      ------------------------------          ----------------------------------

UGLY DUCKLING CAR SALES TEXAS,            UGLY DUCKLING CAR SALES
L.L.P.                                    CALIFORNIA, INC.
By: Ugly Duckling Car Sales, Inc.


Its:  General Partner                     By: /s/ Gregory B. Sullivan
                                             ---------------------------------
                                          Title: President
                                             ---------------------------------

By: /s/ Gregory B. Sullivan                UGLY DUCKLING CAR SALES GEORGIA,
   ---------------------------------       INC.
Title: President
      ------------------------------      By: /s/ Gregory B. Sullivan
                                             ---------------------------------
                                          Title: President
                                             ------------------------------


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